UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 12, 2025
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The Vita Coco Company, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-40950	11-3713156
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
250 Park Avenue South
Seventh Floor
New York, New York 10003
(Address of principal executive offices) (Zip Code)
(Registrant’s telephone number, include area code) (212) 206-0763
N/A
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.01 par value per share	COCO	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 12, 2025, All Market Singapore PTE Ltd., a wholly owned subsidiary of The Vita Coco Company, Inc. (the “Company”), entered into the 3rd Amendment to the Manufacturing and Purchasing Agreement (the “3rd Amendment”) with Century Pacific Agricultural Ventures, Inc. (“Century Pacific”). The 3rd Amendment amends the terms of the existing Manufacturing and Purchasing Agreement, dated as of September 17, 2012 (the “Original Agreement”), which is filed as Exhibit 10.14 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on September 27, 2021.

The 3rd Amendment extends the term of the Original Agreement for an additional five years, to December 31, 2030. In addition, the 3rd Amendment amends the price, annual volume, and minimum volume commitment specified under the Original Agreement, and adds obligations for Century Pacific to promote the Company’s sustainability goals and use commercially reasonable efforts to adopt policies and measures on the Company’s guidance targets related to sustainability, as well as a contractual obligation to undergo the previously agreed upon annual Sedex Members Ethical Trade Audit.

The foregoing summary of the Manufacturing Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Manufacturing Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2025.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE VITA COCO COMPANY, INC.

Date: June 13, 2025	By:	/s/ Martin Roper
Name: Martin Roper
Title: Chief Executive Officer